EXHIBIT 99.1

Responsys Announces First Quarter 2011 Results

Revenue in the First Quarter of 2011 Increases 56% Over the First Quarter of 2010

SAN BRUNO, Calif., May 19, 2011 (GLOBE NEWSWIRE) -- Responsys, Inc. (Nasdaq:MKTG), the leading provider of email and cross-channel marketing solutions, today announced financial results for the quarter ended March 31, 2011.

For the first quarter of 2011, total revenue increased 56% to $30.1 million, up from $19.4 million in the first quarter of 2010.

Subscription revenue for the first quarter of 2011 was $21.0 million, up 41% from $14.9 million in the first quarter of 2010. The increase was driven primarily by growth in new customers and by revenue from the consolidation of Eservices Responsys Pty Ltd, which became effective upon the company's acquisition of the remaining 50% equity interest in Eservices on January 3, 2011.

Professional services revenue for the first quarter of 2011 was $9.2 million, up 102% from $4.5 million in the first quarter of 2010.

GAAP net income for the first quarter of 2011 was $2.1 million, compared to $1.1 million for the first quarter of 2010. Diluted GAAP net income attributable to common stockholders for the first quarter of 2011 was $0.3 million, or $0.02 per share on a diluted basis, compared to $0, or $0.00 per share on a diluted basis for the first quarter of 2010. GAAP net income includes a $2.2 million pretax gain on the acquisition of Eservices ($1.3 million after tax).

Non-GAAP net income, which excludes stock-based compensation expense, amortization of acquired intangible assets, gain on acquisition of Eservices, and their related income tax effects, as applicable, was $1.7 million, or $0.04 per share on a non-GAAP diluted basis1, for the first quarter of 2011, as compared to $1.5 million, or $0.03 per share on a non-GAAP diluted basis1, for the first quarter of 2010.

"We began 2011 with strong momentum as leading companies continue turning to Responsys for help executing  highly effective relationship marketing programs across today's key interactive channels – email, mobile, social and the web. Responsys' market-leading solutions not only help our customers generate solid returns from their investment, they also enable them to engage their own customers in a much more automated and individualized way," said Dan Springer, CEO of Responsys.

Springer continued, "Earlier this year we were pleased to complete the acquisition of Eservices, a leading Australian email and cross-channel services provider, and make them a wholly-owned subsidiary of Responsys. Renamed Responsys Pty Ltd, this acquisition expands Responsys' presence in Asia Pacific and allows us to provide market-leading services to both local Australian companies and to our customers operating globally with follow-the-sun support."

Business Outlook

Based on information available as of May 19, 2011, Responsys is issuing guidance for the second quarter 2011 and fiscal year 2011 as follows:

Second Quarter 2011: The company expects second quarter total revenue to be in the range of $30 million to $31 million.

Non-GAAP net income is expected to be approximately $1.5 million, or approximately $0.03 per share on a non-GAAP diluted basis1, based on estimated non-GAAP diluted weighted-average shares outstanding of 52.5 million. Non-GAAP net income excludes an estimated $0.6 million in amortization of acquired intangibles, $0.7 million in stock-based compensation expense and $0.3 million in related income tax expense.

Fiscal Year 2011: The company expects full year 2011 revenue to be in the range of $125 million to $127 million.

Non-GAAP net income is expected to be in the range of $7 million to $8 million, or $0.14 to $0.16 per share on a non-GAAP diluted basis1, based on estimated non-GAAP diluted weighted-average shares outstanding of 52 million. Non-GAAP net income excludes an estimated $2.2 million in amortization of acquired intangibles, $2.8 million in stock-based compensation expense, $2.2 million from the first-quarter gain from the acquisition of Eservices and net $0.4 million related income tax expense.

Non-GAAP net income for the second quarter and fiscal year 2011 assumes an effective tax rate of 40%.

Conference Call Information for Today, Thursday, May 19, 2011

Responsys will host a corresponding conference call and live webcast at 1:30 p.m. Pacific Time today. To access the call, please dial (877) 548-9590 or (914) 495-8541 outside the U.S. at least five minutes prior to the 1:30 p.m. Pacific Time start time. A live webcast of the call will also be available at http://investors.responsys.com/events.cfm under the Events and Presentations menu. An audio replay will be available until June 2, 2011 by calling (800) 642-1687 or (706) 645-9291 outside the U.S., using conference ID 66431571. The replay will also be available on the company's website at http://investors.responsys.com/.

About Responsys

Responsys is the leading provider of email and cross-channel marketing solutions that enable companies to engage in relationship marketing across the interactive channels customers are embracing today—email, mobile, social and the web. With Responsys solutions, marketers can create, execute, and automate highly dynamic campaigns and lifecycle marketing programs that are designed to grow revenue, increase marketing efficiency, and strengthen customer loyalty. Responsys' New School Marketing vision, flexible on-demand application suite, and customer success-focused services aim to deliver high ROI, increased levels of automation and fast time-to-value. Founded in 1998, Responsys is headquartered in San Bruno, California and has offices throughout the world. Responsys serves world-class brands such as: American Family Mutual Insurance Company, Avis Europe, Continental Airlines, Deutsche Lufthansa, Dollar Thrifty, Lands' End, LEGO, Newegg, PayPal, Qantas, and Southwest Airlines. For more information about Responsys, visit responsys.com.

The Responsys, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=9558

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures including non-GAAP operating income, non-GAAP net income, and non-GAAP net income per share on a non-GAAP diluted basis1. Non-GAAP operating income, non-GAAP net income, and non-GAAP net income per share on a non-GAAP diluted basis1 exclude the amortization of acquired intangible assets, stock-based compensation expense, and the gain on the acquisition of Eservices. Non-GAAP net income per share on a non-GAAP diluted basis1 is not adjusted for the impact of unamortized stock-based compensation on the computation of diluted shares under GAAP. The company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the company's financial condition and results of operations. The company's management uses these non-GAAP measures to compare the company's performance to that of prior periods and uses these measures in financial reports prepared for management and the company's board of directors. The company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the company's financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors. However, not all companies calculate these non-GAAP measures in the same manner.

The company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant elements that are required by GAAP to be recorded in the company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management in determining these non-GAAP financial measures. In order to compensate for these limitations, management of the company presents its non-GAAP financial measures in connection with its GAAP results. The company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which is included in this press release, and not to rely on any single financial measure to evaluate the company's business.

Forward-Looking Statements

"Safe harbor" statement under the Private Securities Litigation Reform Act of 1995:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are Responsys' current expectations and beliefs.

These forward-looking statements include statements about future growth prospects and financial results. Factors that could cause actual results to differ materially from those contemplated by these forward-looking statements include: our ability to acquire and retain customers; whether customers purchase additional functionality and increase their usage; pricing pressures and competitive factors; the uncertain impact of overall global economic conditions, including on customers, prospective customers and partners, renewal rates and length of sales cycles; the fact that the market for cross-channel marketing solutions is at an early stage of development and may not develop as rapidly as we anticipate; risks related to the integration of acquisitions, including retaining customers and employees, unforeseen liabilities and managing geographically-dispersed operations; competitive factors; outages or security breaches; our ability to develop, and market acceptance of, new products and services; the impact of any discovered product defects; our ability to manage our growth, both domestically and internationally; our ability to successfully expand our sales force and its effectiveness; and our ability to maintain profitability. If any such risks or uncertainties materialize, or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements.

Further information on these and other factors that could affect these forward-looking statements is included in the section entitled "Risk Factors" in our Final Prospectus dated April 21, 2011 filed with the SEC and in other SEC filings we make from time to time.

_______________________

1 Non-GAAP net income per share on a non-GAAP diluted basis is derived by dividing non-GAAP net income by non-GAAP diluted weighted-average shares outstanding. The non-GAAP diluted weighted-average shares outstanding was computed to give effect to the conversion of the Series A, Series B, Series C, Series D, and Series E convertible preferred stock using the as-if converted method into common shares as though the conversion had occurred as of the beginning of the period. The conversion of the Series A, Series B, Series C, Series D, and Series E convertible preferred stock occurred upon the closing of the company's public offering on April 27, 2011.

RESPONSYS, INC.
Condensed Consolidated Balance Sheets
(Unaudited; in thousands)

	As of March 31,	As of December 31,
	2011	2010
Assets
Current assets:
Cash and cash equivalents	$ 10,625	$ 13,884
Accounts receivable, net	19,110	18,101
Deferred taxes	7,289	7,288
Prepaid expenses and other current assets	3,271	5,347
Total current assets	40,295	44,620
Property and equipment – net	10,854	10,822
Goodwill	14,220	1,301
Intangible assets – net	5,006	529
Deferred taxes – noncurrent	3,399	5,190
Investment in unconsolidated affiliates	152	8,057
Other assets	2,029	1,381
Total assets	$ 75,955	$ 71,900

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$ 2,217	$ 1,162
Accrued compensation	3,786	3,516
Other accrued liabilities	3,397	3,866
Current portion of capital lease obligations	266	387
Current portion of deferred revenue	7,596	8,642
Total current liabilities	17,262	17,573
Deferred revenue – noncurrent	442	382
Other long-term liabilities	863	770
Total liabilities	18,567	18,725
Commitments and contingencies
Stockholders' equity:
Convertible preferred stock	62,028	62,028
Common stock	1	1
Additional paid-in capital	16,090	12,860
Accumulated deficit	(20,641)	(22,765)
Accumulated other comprehensive income (loss)	(90)	1,051
Total stockholders' equity	57,388	53,175
Total liabilities and stockholders' equity	$ 75,955	$ 71,900

RESPONSYS, INC.
Condensed Consolidated Statements of Income
(Unaudited; in thousands, except per share data)

	Three Months Ended March 31,
	2011	2010

Revenue:
Subscription	$ 20,985	$ 14,853
Professional services	9,157	4,528
Total revenue	30,142	19,381

Cost of revenue:
Subscription	6,514	4,321
Professional services	8,249	4,247
Total cost of revenue	14,763	8,568
Gross profit	15,379	10,813

Operating expenses:
Research and development	3,393	2,162
Sales and marketing	8,035	4,739
General and administrative	2,545	1,687
Gain on acquisition	(2,220)	–
Total operating expenses	11,753	8,588
Operating income	3,626	2,225

Other income (expense):
Interest income	3	–
Interest expense	(6)	(7)
Other income (expense), net	136	(211)
Total other income (expense)	133	(218)
Income before income taxes	3,759	2,007
Provision for income taxes	(1,629)	(877)
Equity net loss in unconsolidated affiliates	(6)	–
Net income	$ 2,124	$ 1,130

Net income attributable to common stockholders:
Basic	$ 214	$ –
Diluted	$ 305	$ –

Net income per share attributable to common stockholders:	$ 0.02	$ 0.00
Basic	$ 0.02	$ 0.00
Diluted

Shares used in computation of net income per share attributable to common stockholders:
Basic	9,610	8,437
Diluted	15,853	14,100

RESPONSYS, INC.
Calculation of Non-GAAP Gross Profit, Non-GAAP Operating Income, Non-GAAP Net Income and
Non-GAAP Net Income Per Share
(Unaudited; in thousands, except per share data)

	Three Months Ended March 31,
	2011	2010
Gross profit:
GAAP gross profit
Subscription	$ 14,471	$ 10,532
Professional services	908	281
Total GAAP gross profit	15,379	10,813
Add back:
Stock-based compensation
Subscription	85	71
Professional services	88	37
Total non-GAAP gross profit	$ 15,552	$ 10,921

Operating income:
GAAP operating income	$ 3,626	$ 2,225
Add back:
Amortization of intangible assets	571	63
Stock-based compensation	681	536
Deduct:
Gain on acquisition	(2,220)	–
Total non-GAAP operating income	$ 2,658	$ 2,824

Income before income taxes:
GAAP income before income taxes	$ 3,759	$ 2,007
Add back:
Amortization of intangible assets	571	63
Stock-based compensation	681	536
Deduct:
Gain on acquisition	(2,220)	–
Total non-GAAP income before taxes	$ 2,791	$ 2,606

Net income:
GAAP net income	$ 2,124	$ 1,130
Add back:
Amortization of intangible assets	571	63
Stock-based compensation	681	536
Deduct:
Gain on acquisition	(2,220)	–
Income tax effect of non-GAAP items	583	(180)
Total non-GAAP net income	$ 1,739	$ 1,549

Non-GAAP net income per share attributable to common stockholders[1]:
Basic	$ 0.04	$ 0.04
Diluted	$ 0.04	$ 0.03

Shares used in computing non-GAAP net income per share:
Basic shares:
Weighted-average common shares used in computing basic net income per common share	9,610	8,437
Conversion of preferred stock	30,159	30,159
Weighted-average shares outstanding used in calculating no-GAAP basic net income per share	39,769	38,596
Diluted shares:
Weighted-average shares outstanding used in calculating non-GAAP diluted net income per common share	15,853	14,100
Conversion of preferred stock	30,159	30,159
Weighted-average shares outstanding used in calculating non-GAAP diluted net income per share	46,012	44,259

[1] Non-GAAP net income per share attributable to common stockholders was derived by dividing by the corresponding non-GAAP basic and non-GAAP diluted weighted-average shares outstanding. Non-GAAP weighted-average shares outstanding was computed to give effect to the conversion of the Series A, Series B, Series C, Series D, and Series E convertible preferred stock using the as-if converted method into common shares as though the conversion had occurred as of the beginning of the period.

RESPONSYS, INC.
Stock-Based Compensation Expense
(Unaudited; in thousands)

	Three Months Ended March 31,
	2011	2010
Cost of revenue	$ 173	$ 108
Research and development	96	82
Sales and marketing	179	141
General and administrative	233	205
Total costs and expenses	$ 681	$ 536

RESPONSYS, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited; in thousands)
	Three Months Ended March 31,
	2011	2010

Cash flows from operating activities:
Net income	$ 2,124	$ 1,130
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for bad debts	(65)	184
Depreciation and amortization	2,177	1,233
Stock-based compensation	681	536
Gain on acquisition	(2,220)	–
Deferred tax assets	1,286	738
Equity in net loss of unconsolidated affiliates	6	–
Changes in operating assets and liabilities - net of business acquired:
Accounts receivable	1,113	484
Prepaid expenses and other current assets	35	(740)
Other assets	(50)	2
Accounts payable	666	192
Accrued compensation	(303)	(1,025)
Other accrued liabilities	80	881
Deferred revenue	(1,135)	1,617
Other long-term liabilities	(34)	(17)
Net cash provided by operating activities	4,361	5,215

Cash flows from acquisitions and investing activities:
Purchases of property and equipment	(889)	(1,451)
Addition of capitalized software development costs	(144)	(338)
Business acquisition, net of cash received	(6,101)	–
Investment in unconsolidated affiliates	(381)	–
Net cash used in investing activities	(7,515)	(1,789)

Cash flows from financing activities:
Proceeds from issuance of common shares	300	45
Proceeds from early exercise of stock options	76	–
Payments of deferred offering costs	(404)	–
Principal payments on capital lease obligations	(121)	(98)
Net cash used in financing activities	(149)	(53)
Effect of foreign exchange rate changes on cash and cash equivalents	44	(4)
Net increase (decrease) in cash and cash equivalents	(3,259)	3,369
Cash and cash equivalents at beginning of period	13,884	15,750
Cash and cash equivalents at end of period	$ 10,625	$ 19,119
CONTACT:  Carolyn Love (Public Relations)
          Responsys, Inc.
          (415) 867-2301
          clove@responsys.com

          Carla Cooper (Investor Relations)
          Responsys, Inc.
          (650) 452-1484
          ccooper@responsys.com